Exhibit 23.8

                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                        17011 Beach Boulevard, Suite 1230
                       Huntington Beach, California 92647
                             Telephone 714-843-5453
                                Fax 714-843-5451
                           e-mail: hamid@kabanico.com









                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use, in the registration statement on Form SB-2 of The KingThomason Group, Inc., and subsidiaries, of our report dated March 21, 2005 on our audit of the consolidated financial statements of The KingThomason Group, Inc., and subsidiaries as of December 31, 2004 and the results of its operations and cash flows for the year then ended.



                                                /s/ Kabani & Company, Inc.

                                                    Kabani & Company, Inc.

Huntington Beach, California
June 27, 2005